Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of May, 2008, between China For-Gen Corp., a Delaware corporation (the “Company”), and Professional Offshore Opportunity Fund, Ltd., a company organized under the laws of the British Virgin Islands (the “Investor”). Unless defined otherwise herein, capitalized terms herein shall have the identical meaning as in the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), between the Company and the Investor.

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Purchase Agreement, the Investor is purchasing 500,000 shares of Series A Preferred Stock, and 1,000,000 Warrants, which entitle the Investor to receive 1,500,000 shares of Common Stock upon conversion or exercise thereof (“the Company Shares”); and

WHEREAS, the Company Shares are to be exchanged into shares of a Qualifying Shell Company’s shares upon a Qualifying Reverse Merger (as defined below) pursuant to the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company and such shares as issued by the Qualifying Shell Company as a result of the share exchange with the Company are being referred to as the “Shares”; and

WHEREAS, the ability of the Investor to sell its Shares is subject to certain restrictions under the 1933 Act; and

WHEREAS, as a condition to the purchase of the Series A Preferred Stock and Warrants pursuant to the Purchase Agreement, the Company has agreed to provide the Investor with a mechanism that will permit the Investor to sell the Shares in the future.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE

1.1.          Incorporation by Reference. The foregoing recitals and the exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2.          Supersedes Other Agreements. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties relating to the subject matter of this Agreement, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3.          Definitions. All terms defined in the Purchase Agreement and used in this Agreement shall have the same meanings in this Agreement as in the Purchase Agreement. As used in this Agreement the following terms shall have the meanings hereinafter set forth.

(i)            “Commission” shall mean the United States Securities and Exchange Commission.

(ii)           “Excusable Reason” shall have the meaning set forth in Section 2.6 of this Agreement.

(iii)          “Filing Date” shall mean the date upon which the Company agrees to file the Initial Registration Statement with the Commission for the investors in a Qualifying Financing Agreements.

(iv)          “Initial Registration Statement” shall mean the first Registration Statement filed pursuant to the Qualifying Financing Agreements.

(v)           “Qualifying Financing Agreements” means a financing agreement and its affiliated agreements in an amount equal to or greater than Nine Million Five Hundred Thousand ($9,500,000) Dollars between a Qualifying Shell Company and investors the closing of which is subject to the consummation of a Qualifying Reverse Merger.

(vi)          “Qualifying Reverse Merger” means a merger, share exchange, asset sale, or other transaction whereby the Company becomes the subsidiary of a Qualifying Shell Company and the Company, or its subsidiary or affiliate has signed such agreements with Liaoning Shengsheng Biotechnology Co., Ltd. (“Liaoning Shengsheng”) that causes the Qualifying Shell Company to have the right to treat Liaoning Shengsheng as a subsidiary for accounting purposes.

(vii)         “Qualifying Company Registration Statement” means the registration statement(s) of a Qualifying Shell Company filed with the Commission pursuant to the terms of the Qualifying Financing Agreements, including Initial Registration Statement and Subsequent Registration Statements and in each case including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(viii)        “Qualifying Shell Company” means a shell company as such term is defined in Rule 12h-2 of the Securities Exchange Act of 1934, as amended.

(ix)           “Required Effective Date” means the required effective date of the Qualifying Registration Statements as set forth in the Qualifying Financing Agreements.

(x)           “Registrab1e Securities” shall mean the Shares. As to any particular Registrable Securities such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they arc or may be freely traded without registration pursuant to Rule 144, or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Qualifying Shell Company and the Qualifying Shell Company shall not have “stop transfer” instructions against them.

(xi)           “Registration Expenses” shall mean all expenses incident to the Qualifying Shell Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, tiling, listing, stock exchange and FINRA (formerly NASD) fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel only in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees, disbursements and other charges of counsel for the Qualifying Shell Company and of its independent public accountants, including the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by the issuer of securities, but excluding from the definition of Registration Expenses brokerage commissions and applicable transfer taxes, if any, or legal and other expenses incurred by the Investor, which discounts, commissions, transfer taxes and legal and other expenses shall be borne by the seller or sellers of Registrable Securities in all cases.

(xii)          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended Of interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(xiii)         “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(xiv)        “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(xv)         “Subsequent Registration Statements” shall mean one or more registration statements filed pursuant to Section 2.3 of this Agreement

(xvi)        “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

ARTICLE II

REQUIRED REGISTRATION OF REGISTRABLE SECURITIES

2.1.          Registrable Securities. The Company shall cause the Qualifying Shell Company to file one or more Qualifying Company Registration Statements covering the Registrable Securities as provided in Section 2.2 of this Agreement.

2.2.          Registration of Registrable Securities. Company agrees to cause the Qualifying Shell Company to include it its Qualifying Company Registration Statement the sale of such number of shares of the Registrable Securities as the Investor shall elect by written notice to the Company, and absent such election, covering the sale of all of the Registrable Securities permitted by the Commission pursuant to the then current SEC Guidance relating to Rule 415. The Company shall use its commercially reasonable best efforts to cause the Qualifying Shell Company to have the Initial Registration Statement to be declared effective by the SEC by the Required Effective Date of the Initial Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, if the Company receives Commission comments, and following discussions with and responses to the Commission in which the Qualifying Shell Company uses its reasonable best efforts and time to cause as many Registrable Securities as possible to be included in the Qualifying Company Registration Statements, the Qualifying Shell Company is unable to cause the inclusion of all Registrable Shares, the failure to include all the Registrable Securities into the Initial Registration Statement shall not constitute a breach of this Agreement. ..

2.3.          Subsequent Registration. Subject to the limitations of Section 2.2, at any time and from time to time, the Investor may request the registration under the 1933 Act on a Subsequent Registration Statement of all or part of the Registrable Securities. Subject to the conditions of Section 2.6 of this Agreement, the Company shall use its commercially reasonable best efforts to file such registration statement under the 1933 Act by the Filing Date and have the Subsequent Registration Statement declared effective by the Required Effective Date of the Subsequent Registration Statement. The Company shall notify the Investor promptly when any such Subsequent Registration Statement has been declared effective. The parties intend that all Registrable Securities are to be registered pursuant to Section 2.2. and that this Section 2.3 is intended to provide the Investor with registration rights in the event that all of the Registrable Securities arc not included in the Initial Registration Statement required by Section 2.2, either because the number of Registrable Securities had to be reduced in order for the offering to be deemed a secondary offering under Rule 415 based on SEC Guidance or because the Investor believed that the SEC Guidance would not permit the registration of all of the Registrable Securities. If more than eighty percent (80%) of the Registrable Securities have been registered and sold (either pursuant to the Registration Statement or Rule 144) the Company’s obligations under this Article 2.3 shall terminate.

2.4.          Registration Statement Form. Registrations under Section 2.2 and Section 2.3 shall be on the appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Qualifying Company Registration Statement; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

2.5.          Expenses. The Company will pay all Registration Expenses in connection with any Initial or Subsequent Registration Statement and any registration statement in which Registrable Securities are included pursuant to Article 2.3 of this Agreement.

2.6.          Effective Registration Statement. An Initial or Subsequent Registration Statement shall not be deemed to have been effected, other than for an Excusable Reason (as hereinafter defined): (i) unless a registration statement with respect thereto has become effective, provided that a registration statement which does not become effective after the Qualifying Shell Company files a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Qualifying Shell Company; (ii) if, after it bas become effective, such registration statement becomes subject to any slap order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason and such slop order or other action continues in effect for five trading days; or (iii) if, after it has become effective, such registration ceases to be effective other than for an Excusable Reason.

An “Excusable Reason” means (i) the occurrence of negotiations with respect to a material agreement prior to either the announcement of the execution of the agreement or the termination of the negotiations with respect to such proposed agreement or (ii) other similar material corporate events to which the Qualifying Shell Company and any of its subsidiaries or affiliated companies is a party or expects to be a party if, in the reasonable judgment of the Qualifying Shell Company, disclosure of the negotiations or other event would be adverse to the best interests of the Qualifying Shell Company provided that the Qualifying Shell Company is continuing to treat such negotiations as confidential and provided further that the period during which the Qualifying Shell Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result thereof bas not exceeded twenty (20) trading days in the aggregate, and provided further that the Qualifying Shell Company shall not be permitted to avoid filing a registration statement (or to suspend the use of an effective registration statement) for an Excusable Reason more than twice in anyone-year period. An Excusable Reason shall also include Acts of God and closure of the Commission.

2.7.          Plan of Distribution. The Company hereby agrees that the Qualifying Company Registration Statement shall include a plan of distribution section reasonably acceptable to the Investor; provided, however, such plan of distribution section shall be modified by the Qualifying Shell Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.

2.8.          Qualifying Company Registration Statement. Investor shall become a party to the agreement governing the Qualifying Company Registration Statement by and among the Qualifying Shell Company and investors that are party to the Qualifying Financing Agreements.

ARTICLE III

MISCELLANEOUS

3.1.          Amendments And Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of fifty-one percent (51%) or more of the sum of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 3.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

3.2.          Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof shall be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement. The Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership or such Registrable Securities.

3.3.          Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth all the signature page hereto, to the attention of its Chief Executive Officer, President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) upon receipt after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax, email or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received, and provided, further, that notice by fax shall not be deemed received unless receipt is acknowledged.

3.4.          Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of a representative (the “Investor’s Representative”) to act on behalf of such holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Investor’s Representative and be binding on all persons tar all purposes.

3.5.          Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof

3.6.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

3.7.          Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts serving the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court and for appellate court if such party prevails on substantially all disputed matters.

3.8.          Entire Agreement. This Agreement, together with the Purchase Agreement and the agreements incidental thereto, embodies the entire agreement and understanding between the Company and each other patty hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

3.9.          Severability. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision lo Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

3.10.        Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the patties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

3.11.        Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

3.12.        Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available,

3.13.        Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall he legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

CHINA FOR-GEN CORP.

By:	/s/ Sherry Xue Li
Name: Sherry Xue Li
Title: President

INVESTOR

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD

By:	/s/ Howard Berger
Name: Howard Berger
Title: Manager